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Exhibit 99.2

Certification
of
Chief Financial Officer
Pursuant to 18 U.S.C. 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        I, Dale R. Black, Senior Vice President and Chief Financial Officer of Argosy Gaming Company (the "Company"), do hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (a) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 25, 2003
	By:	/s/ DALE R. BLACK Dale R. Black Senior Vice President and Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to Argosy Gaming Company and will be retained by Argosy Gaming Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 99.2